Exhibit 99.2

The last sentence of Article 4, Section 1, of the Company's Third
Restated Bylaws is hereby amended, effective immediately, to read in its entirety as follows:

"Each committee shall consist of one or such greater number of directors as shall be determined from time to time by resolution of the Board of Directors."